UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 3, 2016

Insight Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25092	86-0766246
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6820 South Harl Avenue, Tempe, Arizona		85283
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-333-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Insight Enterprises, Inc. has appointed Samuel C. Cowley to the position of General Counsel and Secretary, effective June 7, 2016.

Mr. Cowley has over 25 years of legal experience representing commercial businesses in roles as both outside and in-house counsel. He started his legal career with Reid & Priest in New York and then joined Snell & Wilmer, a leading law firm in Phoenix, where he was a partner in the firm’s Business and Finance practice. Mr. Cowley spent 15 years at Snell & Wilmer engaged in all aspects of corporate finance, merger and acquisition transactions and general business matters for publicly traded and private companies.

After leaving Snell & Wilmer in 2005, Mr. Cowley worked as General Counsel for public companies Swift Transportation Company and most recently Prestige Brands, a global healthcare products company listed on the NYSE.

Mr. Cowley has an extensive track record in all aspects of corporate legal work, SEC regulations as well as deep experience working as the legal advisor to the Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

June 3, 2016	By:	Glynis A. Bryan

Name: Glynis A. Bryan
Title: Chief Financial Officer